JPMorgan Chase & Co.

383 Madison Avenue, New York, NY 10017-2070

NYSE symbol: JPM

www.jpmorganchase.com

News release: Immediate Release

J.P. Morgan Real Estate Income Trust, Inc. Closes on Loan for Multifamily Mid-Rise in Charleston, SC

New York, NY, AUGUST 28, 2024 – J.P. Morgan Real Estate Income Trust, Inc. (JPMREIT) announced today the closing of a $62.4 million mortgage loan to an affiliate of NYC-based private real estate firm Raith Capital Partners to finance the acquisition of Satori West Ashley, a 297-unit multifamily property located in Charleston, SC. This represents JPMREIT’s second real estate debt investment. Upon closing, this transaction grows JPMREIT’s portfolio allocation to income-focused real estate debt to approximately 18%.*

Built in 2023, Satori West Ashley is a Class-A, mid-rise multifamily property on John’s Island within the West Ashley submarket of Charleston. The property features high-end unit finishes and an extensive amenity package, including a clubhouse with a saltwater pool, grill areas, a fitness center, and a movie theater. The community is adjacent to a Publix supermarket and major thoroughfares, providing convenient access to employment centers in North Charleston and Charleston’s central business district.

JPMREIT’s ability to invest in real estate debt enables JPMREIT to pursue attractive opportunities that should generate strong relative risk-adjusted returns in varying market environments. This transaction delivers an attractive yield supported by a high-quality asset in a top market.

“We continue to have high conviction in the multifamily sector, especially in markets with expected population growth and a waning construction pipeline," said Doug Schwartz, Co-President of JPMREIT. "This transaction demonstrates our ability to invest across the capital structure to deliver attractive returns to our stockholders."

For more information about this investment and other JPMREIT properties, please visit the Resources page on its website.

Notes: *As of June 30, 2024, including proforma close of deal. Asset Allocation is measured as the asset value (based on fair value) of each investment category (real estate investments, real estate debt investments and real estate-related securities) divided by the total asset value of all investment categories, including the value of any third-party interests in consolidated properties.

Press Contact: JPM Kristen Chambers kristen.chambers@jpmchase.com

JPMorgan Chase & Co.

383 Madison Avenue, New York, NY 10017-2070

NYSE symbol: JPM

www.jpmorganchase.com

News release: Immediate Release

About JPMREIT

JPMREIT leverages J.P. Morgan Asset Management’s more than 60 years of real estate investment experience and invests in stabilized, income-producing assets and development positioned to benefit from the way people live, work and consume in the new economy. JPMREIT is externally advised and sponsored by J.P. Morgan Investment Management Inc.

About J.P. Morgan Asset Management

J.P. Morgan Asset Management, with assets under management of $3.3 trillion, as of June 30, 2024, is a global leader in investment management. J.P. Morgan Asset Management's clients include institutions, retail investors and high net worth individuals in every major market throughout the world. J.P. Morgan Asset Management offers global investment management in equities, fixed income, real estate, hedge funds, private equity and liquidity. For more information: www.jpmorganassetmanagement.com. J.P. Morgan Asset Management is the marketing name for the asset management businesses of JPMorgan Chase & Co., and its affiliates worldwide.

JPMorgan Chase & Co. (NYSE: JPM) is a leading financial services firm based in the United States of America (“U.S.”), with operations worldwide. JPMorgan Chase had $4.1 trillion in assets and $341 billion in stockholders’ equity as of June 30, 2024. The Firm is a leader in investment banking, financial services for consumers and small businesses, commercial banking, financial transaction processing and asset management. Under the J.P. Morgan and Chase brands, the Firm serves millions of customers in the U.S., and many of the world’s most prominent corporate, institutional and government clients globally. Information about JPMorgan Chase & Co. is available at www.jpmorganchase.com.

Forward-Looking Statements. This press release contains forward-looking statements about the business of JPMREIT. These forward-looking statements can be identified by the use of forward-looking terminology such as “expect,” “continue,” “may,” “will,” “should,” “anticipate,” “intend" or other similar words or the negatives thereof. These may include statements about plans, objectives, intentions and expectations with respect to JPMREIT’s real estate investments and expected real estate acquisitions. Such forward-looking statements are inherently uncertain and there are or may be important factors that could cause actual outcomes or results to differ materially from those indicated in such statements. We believe these factors include but are not limited to those described under the section entitled “Risk Factors” in JPMREIT’s annual report for the most recent fiscal year, and any such updated factors included in JPMREIT’s periodic filings with the SEC, which are accessible on the SEC’s website at www.sec.gov. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in JPMREIT’s public filings. Except as otherwise required by federal securities laws, JPMREIT undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future developments or otherwise.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy securities.

Press Contact: JPM Kristen Chambers kristen.chambers@jpmchase.com